Exhibit 99.3

STAR ENERGY CORP. 317 Madison Avenue 21st Floor New York, NY 10017 Tel. (212) 500-5006 Fax (212) 968-7691

August 1, 2007

Double Coin Ltd.
2 UNION TERRACE,
BARNSTAPLE, DEVON
EX329AB — UNITED KINGDOM

Attention: Mr. Rupert Johnson and Professor Rusbek Bisultanov

Re:	Purchase of Rights to and Interests in Projects

Dear Sirs:

This letter agreement (the “Agreement”) will set forth our mutual understanding regarding the acquisition by Star Energy Corporation (the “Buyer”) from EGPI Firecreek, Inc. through its wholly owned subsidiary Firecreek Petroleum, Inc., (the “Seller”) of any and all rights to and interests in certain projects in Ukraine, which projects are further described on Exhibits A, B and C hereto (each, a “Project”, collectively, the “Projects”). Such rights and interests include, but are not limited to: (1) any right to acquire shares or other interests in any entities to whom licenses, permits or permissions to explore for or extract oil, natural gas or other natural resources on any territories referenced on Exhibits A, B or C have been issued by any government authority having jurisdiction over such territories; (2) any direct right to acquire licenses, permits or permissions to explore for or extract oil, natural gas or other natural resources on any territories referenced on Exhibits A, B or C issued or to be issued by any government authority having jurisdiction over such territories; (3) interests currently held by the Seller in any joint ventures, partnerships, consortiums, or industry groups that currently have rights to any Project or any other arrangements pertaining to any Project in which the Seller currently has an interest, and (4) any business opportunities related to the Projects mentioned in items (1)-(3) aforementioned. Each right, interest or opportunity pertaining to any Project, as described in this paragraph, may hereafter be referred to as an “Opportunity”, collectively, the “Opportunities”. The Project, Projects, Opportunity or Opportunities (collectively “the Rights”) shall exclude any and all Rights outside of the FSU Country of Ukraine, and such Rights are only available for those Rights listed in Exhibits A, B, and C. Buyer acknowledges it has utilized Sellers Rights to establish its presence in the Ukraine via Project Opportunities (1)-(3) aforementioned.

1.     Upon the execution of this Agreement by all parties hereto, the Buyer shall acquire from the Seller such Rights on an as is basis, and any and all Opportunities described herein, whereupon the Seller shall cease to have any rights to or interests in such Opportunities, unless otherwise established by this Agreement, or as mutually agreed in writing signed by the parties hereto, and subsequently attached as an addendum to this Agreement.

2.     The Seller through one or more Third Party Sellers(s) has enabled the Buyer, which Buyer acknowledges herewith, to acquire rights to or interests in each Project in the following amounts, based on buyers ability to provide finance, in timely manner, to support acquisition of each of the described opportunities:

(a)     The Project described on Exhibit A (hereafter referred to as “Region” ):

one hundred percent (100%); and

(b)     The Project described on Exhibit B (hereafter referred to as “Devon” ):

fifty-one percent (51%); and

(c)     The Project described on Exhibit C (hereafter referred to as “Bukovyna” ):

one hundred percent (100%).

For the purposes of this Agreement, a “Third Party Seller(s)” shall mean any of the following: The entity Double Coin Ltd., a Monaco corporation; and PJM Management, Inc. (collectively, the “Third Party Sellers”).

3.     The Seller shall receive the following consideration by the Buyer on the terms and conditions set forth herein in relation to the Seller’s rights to or interests in the Opportunities:

(a)     2,500,000 shares of the Buyer’s common stock to the Seller. One hundred percent (100%) representing two million five hundred thousand (2,500,000) shares shall be irrevocably issued upon the execution of this Agreement by the Buyer and the Seller.

(b)     The shares of the Buyer’s common stock to be issued to the Seller pursuant to this Section 3.(a) shall be restricted under the Securities Act of 1933, as amended. The Buyer shall register the shares on a registration statement to be filed with the Securities and Exchange Commission at the earliest possible time.

(c)     Unless waived by Buyer, the Seller will not sell, pledge, transfer or otherwise place any encumbrance on any shares of the Buyer’s common stock so issued (including, without limitation, for a short sale or for any form of monetization) until these shares are registered, which registration period for the shares is defined in 3 (b) hereinabove listed. In the event of violation of the foregoing provisions of this paragraph by the Seller, the Buyer may, at its option, cancel any Buyer shares issued or to be issued to the Seller.

4.     Any public announcement will be issued, if at all, only at such time and in such manner as the Buyer and Seller shall determine and mutually approve. Unless consented to by the Buyer or required by law, the Seller will keep this Agreement and the Projects and Opportunities described in this Agreement confidential.

5.     This Agreement may be executed in counterparts, all of which shall together constitute one and the same instrument. All documents and signatures required hereunder may be delivered or exchanged by facsimile and facsimile signatures shall be effective as originals thereof.

6.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law rules or any provisions that would trigger the application of any other law.

7.     In the event the parties are unable to resolve any dispute arising under this Agreement through informal discussions, any party may submit such dispute, controversy or claim to arbitration by giving all other parties written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming the basis for the filing party’s request for relief. The arbitration shall be held before three (3) neutral arbitrators to be selected by the American Arbitration Association (“AAA”). Such arbitration shall be held in New York, New York and a decision as to any matters submitted thereto shall be made by a vote of any two (2) of the three arbitrators. The arbitration shall be governed by the Commercial Arbitration Rules of the AAA. In rendering an award, the arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of New York. The decision of, and award rendered by, the arbitrators, shall be determined no more than sixty (60) days after the submission of the case to the arbitrators and shall be final and binding on the parties and shall not be subject to appeal. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.

8.     This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced. Neither the failure nor any delay by any person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

9.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

10.     Nothing expressed or referred to in this Agreement confers any rights or remedies upon any person that is not a party or permitted assign of a party to this Agreement.

11.     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.     This Agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral. The Seller acknowledges that the Buyer has made no representations, warranties, agreements, undertakings or promises except for those expressly set forth in this Agreement or in agreements referred to herein that survive the execution and delivery of this Agreement.

If the foregoing accurately reflects your understanding, please execute where indicated below and return to the undersigned.

SELLER: Double Coin Ltd. By: /s/ Mr. Rupert Johnson Name: Mr. Rupert Johnson as signatory By: /s/ Professor Rusbek Bisultanov Name: Professor Rusbek Bisultanov as signatory	Very truly yours, STAR ENERGY CORPORATION By: /s/ Patrick J. Kealy Name: Patrick J. Kealy Title: President and Chief Executive Officer